Exhibit 21.1

Subsidiaries of the Registrant

(as of July 2, 2017)

1-800-FLOWERS Service Support Center, Inc. (New York)

1-800-FLOWERS Team Services, Inc. (Delaware)

1-800-FLOWERS Retail, Inc. (Delaware)

1-800-FLOWERS.COM Franchise Co., Inc. (Delaware)

800-FLOWERS, Inc. (New York)

Conroy’s Inc. (California)

The Popcorn Factory, Inc. (Delaware)

Guarded Realty Holdings, LLC (Delaware)

BloomNet, Inc. (Delaware)

18F California, Inc. (California)

Cheryl & Co. (Ohio)

Floranet Iberia S.L. (Spain)

Fresh Gift Cards, Inc. (Florida)

DesignPac Co., Inc. (Delaware)

DesignPac Gifts, LLC (Illinois)

Napco Marketing Corp. (Delaware)

18F Virginia, Inc. (Virginia)

Celebrations.com, LLC (Delaware)

Flowerama of America, Inc. (Iowa)

Greatfoods, LLC (Delaware)

18F UK Holding Company Limited (United Kingdom)

FOL UK Holding Company Limited (United Kingdom)

1-800-Flowers.com DO Brasil Participacoes LTDA (Brazil)

1873349 Ontario Inc. (Canada)

WTN Services LLC (California)

Personalization Universe, LLC (Delaware)

Harry & David Holdings, Inc. (Delaware)

Harry and David, LLC (Oregon)

Harry & David Operations, Inc. (Delaware)

Bear Creek Orchards, Inc. (Delaware)

MyFlorist.net, LLC (Delaware)